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                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated July 27, 1998, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., First Allmerica Financial Life Insurance Company and VeraVest Investments, Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  January 1, 2003.



                                            AIM VARIABLE INSURANCE FUNDS

Attest:   /s/ Nancy L. Martin               By:    /s/ Carol F. Relihan
         -----------------------------             -----------------------------
Name:    Nancy L. Martin                    Name:  Carol F. Relihan
Title:   Assistant Secretary                Title: Senior Vice President

(SEAL)
                                            A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin                By:    /s/ Michael J. Cemo
         -----------------------------             -----------------------------
Name:    Nancy L. Martin                    Name:  Michael J. Cemo
Title:   Assistant Secretary                Title: President

(SEAL)
                                            FIRST ALLMERICA FINANCIAL
                                            LIFE INSURANCE COMPANY

Attest:  /s/ Sarah Latorre                  By:    /s/ Mark Hug
         -----------------------------             -----------------------------

Name:    Sarah Latorre                      Name:  Mark Hug
         -----------------------------             -----------------------------

Title:   Administrator                      Title: President
         -----------------------------             -----------------------------


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                                          VERAVEST INVESTMENTS, INC.
                                          (formerly Allmerica Investments, Inc.)


Attest:                                     By:    /s/ Richard M. Lavista
         -----------------------------             -----------------------------


Name:                                       Name:  Richard M. LaVista
         -----------------------------

Title:                                      Title: President
         -----------------------------



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                                   SCHEDULE A

                           AIM LOGO GRAPHIC STANDARDS


                                         LOGO COLORS

                                         ONE COLOR - both the box and the word
                                         Investments print black with a white
                                         Chevron and White AIM inside the box.

                                         TWO COLORS - in printed versions of
                                         the logo, the preferred usage is
                                         ALWAYS two color reproduction. The
                                         box prints in PMS 356 Green with
                                         Chevron and AIM white and with the
                                         word Investments printing Black.

                                         FOUR COLOR PROCESS - the box prints
                                         Cyan 100%, Magenta 0%, Yellow
                                         100%, Black 20% to simulate PMS 356
                                         Green. The word Investments prints
                                         solid black.








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